Exhibit 99.1

NEWS RELEASE

For further information contact:

Kerry J. Chauvin	Joseph “Duke” Gallagher
Chief Executive Officer	Chief Financial Officer
985.872.2100	985.872.2100

FOR IMMEDIATE RELEASE

OCTOBER 11, 2004

GULF ISLAND FABRICATION, INC.

TO ANNOUNCE EARNINGS RESULTS

AND QUARTERLY CONFERENCE CALL

Houma, LA — (BUSINESS WIRE) — October 11, 2004—Gulf Island Fabrication, Inc. (NASDAQ: GIFI), will announce 2004 third quarter earnings on Wednesday, October 27, 2004 during morning market hours.

The management of Gulf Island Fabrication, Inc. will hold a conference call on Thursday, October 28, 2004, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss the Company’s financial results for the quarter ended September 30, 2004.

The call is accessible by webcast through CCBN and by dialing the following:

Dial In:	1.800.289.0504

Webcast:	www.gulfisland.com

A digital rebroadcast of the call is available two hours after the call and ending November 4, 2004 by dialing:

Phone Number:	1.888.203.1112

Replay Passcode:	958119

Gulf Island Fabrication, Inc., based in Houma, Louisiana, is a leading fabricator of offshore drilling and production platforms, offshore living quarters and other specialized structures used in the development and production of offshore oil and gas reserves. The Company also offers offshore interconnect pipe hook-up, inshore marine construction, manufacture and repair of pressure vessels, and steel warehousing and sales.